EXHIBIT 5

                       CRAIG and MACAULEY
                    PROFESSIONAL  CORPORATION
                       COUNSELLORS AT LAW
                      FEDERAL RESERVE PLAZA
                       600 ATLANTIC AVENUE
                        BOSTON, MA 02210
                   TELEPHONE:  (617) 367-9500
                   TELECOPIER:  (617) 742-1788

                                                  July 13, 2000

The Beverly National Corporation
240 Cabot Street
Beverly, MA  01915

Dear Sirs:

     The Beverly National Corporation, a Massachusetts corporation ("Corporation"), will file a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, covering an aggregate of 30,000 shares of its Common Stock.

     We have examined the Articles of Organization of the Corporation and the By-Laws of the Corporation and a Certificate of Legal Existence and Good Standing dated July 12, 2000 and have supervised and are familiar with the corporate proceedings taken in connection with the authorization and issuance of the shares of Common Stock which the Registration Statement covers. We have also made such examination of the laws of the Commonwealth of Massachusetts as we deemed appropriate to express the opinions hereinafter set forth.

     Based on the foregoing, we are of the opinion that the Corporation is a corporation duly incorporated and validly existing under the laws of the Commonwealth of Massachusetts; and that upon the issuance, sale and delivery of the 30,000 shares of Common Stock to be sold by you as contemplated in the
Registration Statement and the receipt of the consideration therefor, as stated therein, the said shares will be legally and validly authorized, issued and delivered and will be fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                   CRAIG AND MACAULEY
                                   PROFESSIONAL CORPORATION


                                   By:  /s/ David F. Hannon